Exhibit 99

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2013

ROCKVILLE, MD, May 2, 2013—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the first quarter ended March 31, 2013.

Total revenues for Q1 2013 were $43.1 million as compared to $50.3 million in 2012.  In addition, for Q1 2013 the company recorded a net loss of $8.1 million, or $0.22 per share, as compared to a net loss of $6.8 million, or $0.19 per share, in 2012.

For full year 2013, the company is reaffirming its forecast of total revenues of $290 to $310 million, split between product sales of $230 to $240 million and contracts and grants revenue of $60 to $70 million.  The company is also reaffirming its full year 2013 net income forecast of $20 to $30 million.  For the second quarter of 2013, the company anticipates total revenues of $70 to $80 million.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, stated, "Our first quarter financial performance was in line with expectations.  Moreover, year-to-date we have achieved significant progress in our business including making strides toward approval of BioThrax manufacturing in Building 55, as well as signing an agreement to acquire HPPD, a profitable business with a revenue-generating, FDA-cleared product in a growing and attractive market."

Year-To-Date Accomplishments
•	M&A
o	Announced asset purchase agreement for Healthcare Protective Products Division (HPPD) of Bracco Diagnostics Inc.:
▪	Adds product sales from Reactive Skin Decontamination Lotion (RSDL);
▪	2010-2012 total revenues averaged approximately $20 million annually;
▪	5-year (2012-2017) IDIQ procurement contract with the Department of Defense valued at up to $240 million in place; and
▪	Expected to contribute to revenue and net income, exclusive of transaction costs, beginning in 2013, with further growth anticipated as business is expanded.
•	Biodefense
o	BioThrax® (Anthrax Vaccine Adsorbed):
▪	Initiated Post-Exposure Prophylaxis (PEP) antibiotic non-interference clinical trial;
▪	Completed pilot non-clinical studies for BioThrax produced in Building 55; and
▪	Received written confirmation from FDA on the acceptability of the design and endpoints for the pivotal non-clinical study for Building 55 licensure.
o	Initiated Phase 2 clinical study to evaluate safety and immunogenicity of NuThrax™ (BioThrax with CPG 7909 Adjuvant) for a PEP indication.
•	Biosciences
o	TRU-016, an ADAPTIR™ (Modular Protein Technology) therapeutic:
▪	Received orphan medicinal product designation from the European Commission;
▪	Completed enrollment in Phase 2 combination study (Study 16201) in relapsed/refractory CLL; and
▪	Announced intention to expand Phase 1 combination study (Study 16009) in front line CLL:
•	One cohort will examine a lower dose of TRU-016 with rituximab in front line CLL; and
•	One cohort will evaluate the combination in relapsed/refractory CLL patients.
o	Presented data at industry conferences on two preclinical programs based on the ADAPTIR platform - one for castration-resistant prostate cancer, and the second to address autoimmune disorders.

Q1 2013 Key Financial Results

Product Sales
For Q1 2013, product sales were $30.4 million, a decrease of $4.0 million from $34.4 million for Q1 2012.  This decrease was primarily due to a 14 percent decrease in the number of BioThrax doses delivered.

Contracts and Grants Revenues
For Q1 2013, contracts and grants revenues were $12.7 million, a decrease of $3.2 million from $16.0 million for Q1 2012.  The decrease was primarily due to decreased revenues from the company's agreements with Abbott and Pfizer, which were terminated in 2012, and, to a lesser extent, decreased activity and associated revenue from the company's development contracts with BARDA and NIAID.

Cost of Product Sales
For Q1 2013, cost of product sales was $5.7 million, a decrease of $1.8 million from $7.5 million for Q1 2012.  This decrease was substantially attributable to the decrease in the number of BioThrax doses delivered and the decrease in the average cost per dose.

Research and Development
For Q1 2013, research and development expenses were $30.7 million, an increase of $4.5 million from $26.2 million for Q1 2012.  This increase primarily reflects higher contract service costs for product candidates and technology platform development activities within the Biosciences segment.  Net of development contracts and grants revenue along with the net loss attributable to noncontrolling interests, research and development expenses were $17.2 million for Q1 2013.

Selling, General and Administrative
For Q1 2013, selling, general and administrative expenses were $20.0 million, relatively flat from $19.5 million for Q1 2012.  This increase is primarily due to costs related to the elimination of the company's UK research and development operations, substantially offset by decreased spending related to professional services.

Financial Condition and Liquidity
Cash and cash equivalents at March 31, 2013 was $130.2 million compared to $141.7 million at December 31, 2012.  Additionally, at March 31, 2013, the accounts receivable balance was $63.0 million and consisted primarily of unpaid amounts due from the US government under our procurement and development contracts.

Conference Call and Webcast
Company management will host a conference call at 5:00 pm Eastern on Thursday, May 2, 2013 to discuss these financial results.  The conference call will be accessible by dialing 888.713.4217 or 617.213.4869 (international) and providing passcode 31736146.  A webcast of the conference call will be accessible from the company's website at www.emergentbiosolutions.com, under "Investors."  A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888.286.8010 or 617.801.6888 and using passcode 69284774.  The replay will be available through May 17, 2013.  The webcast will be archived on the company's website, www.emergentbiosolutions.com, under "Investors."

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about the company may be found at www.emergentbiosolutions.com

Follow us on twitter:@emergentbiosolu

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the expected closing of the HPPD transaction, the potential opportunities and financial impact of the HPPD transaction, and our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including uncertainties as to the satisfaction of closing conditions with respect to the HPPD transaction, including the timing and receipt of third party and regulatory approvals; our ability to successfully integrate the business and realize the benefits of the HPPD transaction; appropriations for BioThrax® procurement; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our U.S. government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

###

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
burrowsr@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
schmittt@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2013	2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$130,238	$141,666
Accounts receivable	62,964	96,043
Inventories	22,148	15,161
Deferred tax assets, net	1,264	1,264
Income tax receivable, net	10,762	-
Prepaid expenses and other current assets	9,703	9,213
Total current assets	237,079	263,347

Property, plant and equipment, net	242,344	241,764
In-process research and development	41,800	41,800
Goodwill	5,502	5,502
Deferred tax assets, net	11,087	11,087
Other assets	573	730

Total assets	$538,385	$564,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,871	$31,297
Accrued expenses and other current liabilities	1,517	1,603
Accrued compensation	11,675	22,726
Long-term indebtedness, current portion	4,470	4,470
Deferred revenue	2,008	1,811
Total current liabilities	43,541	61,907

Long-term indebtedness, net of current portion	57,187	58,304
Other liabilities	1,852	1,891
Total liabilities	102,580	122,102

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,521,011 shares issued and 36,117,853 shares outstanding at March 31, 2013; 36,272,550 shares issued and 35,869,392 shares outstanding at December 31, 2012	36	36
Treasury stock, at cost, 403,158 common shares at March 31, 2013 and December 31, 2012	(5,906)	(5,906)
Additional paid-in capital	232,887	230,964
Accumulated other comprehensive loss	(3,759)	(4,129)
Retained earnings	212,330	220,393
Total Emergent BioSolutions Inc. stockholders' equity	435,588	441,358
Noncontrolling interest in subsidiaries	217	770
Total stockholders' equity	435,805	442,128
Total liabilities and stockholders' equity	$538,385	$564,230

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Revenues:
Product sales	$30,359	$34,357
Contracts and grants	12,741	15,954
Total revenues	43,100	50,311

Operating expense:
Cost of product sales	5,698	7,511
Research and development	30,724	26,246
Selling, general and administrative	20,028	19,492
Impairment of in-process research and development	-	9,600
Loss from operations	(13,350)	(12,538)

Other income (expense):
Interest income	23	25
Interest expense	(11)	(3)
Other income (expense), net	17	854
Total other income (expense)	29	876

Loss before benefit from income taxes	(13,321)	(11,662)
Benefit from income taxes	(4,516)	(3,640)
Net loss	(8,805)	(8,022)
Net loss attributable to noncontrolling interest	743	1,193
Net loss attributable to Emergent BioSolutions Inc.	$(8,062)	$(6,829)

Loss per share - basic	$(0.22)	$(0.19)
Loss per share - diluted	$(0.22)	$(0.19)

Weighted-average number of shares - basic	35,968,064	36,045,839
Weighted-average number of shares - diluted	35,968,064	36,045,839

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:	(Unaudited)

Net loss	$(8,805)	$(8,022)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,976	2,712
Depreciation and amortization	4,163	2,373
Deferred income taxes	(4,516)	6,944
Non-cash development expenses from joint venture	190	1,212
Change in fair value of contingent value rights	-	(3,005)
Impairment of in-process research and development	-	9,600
Excess tax benefits from stock-based compensation	(1,608)	(1,118)
Other	6	(19)
Changes in operating assets and liabilities:
Accounts receivable	33,079	30,501
Inventories	(6,987)	(2,658)
Income taxes	(7,918)	(11,154)
Prepaid expenses and other assets	(246)	443
Accounts payable	(4,196)	(1,988)
Accrued expenses and other liabilities	21	(11)
Accrued compensation	(10,982)	(10,895)
Deferred revenue	197	(1,075)
Net cash provided by (used in) operating activities	(4,626)	13,840
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,679)	(22,329)
Proceeds from sale of assets	-	11,765
Proceeds from maturity of investments	-	1,966
Net cash used in investing activities	(7,679)	(8,598)
Cash flows from financing activities:
Proceeds from borrowings on long-term indebtedness	-	9,621
Issuance of common stock subject to exercise of stock options	504	242
Excess tax benefits from stock-based compensation	1,608	1,118
Principal payments on long-term indebtedness	(1,117)	(8,203)
Contingent value right payment	-	(1,748)
Restricted cash	-	220
Net cash provided by financing activities	995	1,250

Effect of exchange rate changes on cash and cash equivalents	(118)	32

Net increase (decrease) in cash and cash equivalents	(11,428)	6,524
Cash and cash equivalents at beginning of period	141,666	143,901
Cash and cash equivalents at end of period	$130,238	$150,425